EXHIBIT 5.1

Fairchild Morgan Law LLC

150 S. Wacker Dr, Suite 2400, Chicago IL 60606

April 25, 2019

Success Entertainment Group International, Inc.

215 North Jefferson St.

Ossian, Indiana 46777

(260) 490-9990

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Success Entertainment Group International, Inc., a Nevada corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 1,000,000 shares (the “2019 Plan Shares”) of the Company’s Common Stock, par value of $0.001 per share (the “Common Stock”) pursuant to the Company’s 2019 Non-Qualified Stock Incentive Plan (the “Plan”).

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion, and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the 2019 Plan Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

This opinion is based as to matters of law solely on the Nevada Business Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon and subject to the foregoing, we are of the opinion that the 2019 Plan Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date hereof.

We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Geoffrey R. Morgan

Fairchild Morgan Law LLC

By: Geoffrey R. Morgan